Exhibit 23.1

I hereby give consent for the use of the financial statements as of August 31, 2012 and 2011 to be included in the Form 10 to be file on behalf of TTI Industries now currently known as Juqun, Inc.

/s/

Michael F Cronin

October 9, 2012